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                                                                Exhibit 99(2)(6)


                           LIMITED POWER OF ATTORNEY
        WITH RESPECT TO CYPRESSTREE SENIOR FLOATING RATE FUND, INC.

     Know all men by these presents that Alice T. Kane, whose signature appears below, hereby constitutes and appoints Jeffrey S. Garner, and John I. Fitzgerald, and each of them, her attorneys-in-fact, each with the power of substitution, for her in any and all capacities, to sign and registration statements and amendments thereto for CypressTree Senior Floating Rate
Fund, Inc., and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.




                                /s/ Alice T. Kane
                                ______________________________
                                Alice T. Kane
                                President and Director
                                CypressTree Senior Floating Rate Fund, Inc.

March 10, 2000

                               Power of Attorney